Exhibit 99.1

PRELIMINARY COPY

CHINA INFORMATION TECHNOLOGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of China Information Technology, Inc., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated , and hereby constitutes and appoints Jiang Huai Lin and Iris Yan, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held on , and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below – The Board recommends a vote FOR the listed nominees:

1	Jiang Huai Lin	FOR	[ ]	WITHHOLD	[ ]
2	Zhi Qiang Zhao	FOR	[ ]	WITHHOLD	[ ]
3	Qiang Lin	FOR	[ ]	WITHHOLD	[ ]
4	Yun Sen Huang	FOR	[ ]	WITHHOLD	[ ]
5	Remington C.H. Hu	FOR	[ ]	WITHHOLD	[ ]

2.	Approve the ratification of GHP Horwath, P.C as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012 – The Board recommends a vote FOR this Proposal.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

3.	Advisory (non-binding) vote for the approval of the Company’s executive compensation – The Board recommends a vote FOR this Proposal.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

4.

Adopt the Agreement and Plan of Merger and Reorganization, dated June 20, 2012 by and among the Company, China Information Technology, Inc., a newly formed company incorporated under the laws of the British Virgin Islands that is currently a wholly owned subsidiary of the Company (“CNIT BVI”), and China Information Mergerco Inc., a newly formed Nevada corporation that is currently a wholly owned subsidiary of CNIT BVI (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of CNIT BVI, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CNIT BVI, which shares will be issued by CNIT BVI as part of the merger – The Board recommends a vote FOR this Proposal.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF GHP HORWATH, P.C AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AND FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT, DATED                           , IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated                               and the 2012 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name __________________________________
Name (if joint)
_______________________________________

Date _____________, 2012

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.